Exhibit 99.1

Investor Presentation Septe m ber 2022

This presentation (this “Presentation”) is being delivered by RW National Holdings, LLC t/b/k/a “Appreciate” (along with its subsidiaries, “Appreciate” or the “Company”) to persons who may be interested in making their own evaluation with respect to an investment involving the Company and / or PropTech Investment Corporation II (“PTIC”) in connection with a proposed business combination between the Company and PTIC (the “Business Combination”) . This Presentation has been prepared solely for informational purposes with the express understanding that it will be used only for the purpose of considering an investment opportunity involving the Company and / or PTIC . Non - GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA, Adjusted EBITDA, net debt and certain ratios and other metrics derived therefrom. These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies. The Company believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation and/or to the appendix found at the end of this Presentation for more details regarding the calculations of such measures and/or for a reconciliation of these measures to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP. This Presentation also includes certain projections of non - GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward - looking non - GAAP financial measures is included. Use of Projections This Presentation contains financial forecasts with respect to the Company’s projected financial results, including, without limitation, revenue, gross margin, EBITDA and Adjusted EBITDA, for the Company’s fiscal years 2022 and 2023. The Company’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. P r i va t e & Co n f id en t i al 2 Disclaimer

Forward - Looking Statements Certain statements in this Presentation may be considered forward - looking statements. Forward - looking statements generally relate to future events or the Company’s or PTIC’s future financial or operating performance, including pro forma and estimated financial information, and other “forward - looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). For example, projections of future EBITDA, Adjusted EBITDA and other such metrics are forward - looking statements. In some cases, you can identify forward - looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward - looking statements are subject to risks, uncertainties, contingencies and other factors which could cause actual results to differ materially from those expressed or implied by such forward - looking statements. These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, and/or PTIC and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, PTIC, the combined company following the proposed business combination or others following the announcement of the transactions related to the proposed business combination including the business combination agreement; (3) the inability to complete the transactions contemplated by the business combination agreement due to the failure to obtain approval of the stockholders of PTIC, to obtain financing to complete the transactions contemplated by the business combination agreement, or to satisfy other conditions to closing; (4) the failure of any condition precedent to the committed equity facility in connection with the common stock purchase agreement by and between PTIC and CF Principal Investments LLC, which could cause the termination of such facility; (5) changes to the proposed structure of the transactions contemplated by the business combination agreement that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the transactions contemplated by the business combination agreement; (6) the ability to meet stock exchange listing standards at or following the consummation of the transactions contemplated by the business combination agreement; (7) the risk that the transactions contemplated by the business combination agreement disrupt current plans and operations of the Company or PTIC as a result of the announcement and consummation of the business combination agreement and the transactions contemplated thereby; (8) the ability to recognize the anticipated benefits of the transactions contemplated by the business combination agreement, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (9) costs related to the transactions contemplated by the business combination agreement; (10) changes in applicable laws or regulations; (11) the possibility that the Company or the combined company following the proposed business combination may be adversely affected by other economic, business, and/or competitive factors; (12) the Company’s estimates of expenses and profitability; (13) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions, purchase price, and other adjustments; (14) debt defaults, and the need for or failure to obtain additional capital; and (15) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in PTIC’s Annual Report on Form 10 - K for the year ended December 31, 2021 and Quarterly Reports on Form 10 - Q for the quarters ended March 31, 2022, and June 30, 2022, in the preliminary proxy statement relating to the proposed business combination, and in subsequent filings with the Securities and Exchange Commission (“SEC”), including the definitive proxy statement relating to the proposed business combination. There may be additional risks that neither the Company nor PTIC presently know or that the Company and PTIC currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. Nothing in this communication should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements, which speak only as of the date they are made. Neither the Company nor PTIC undertakes any duty, and each of the Company and PTIC expressly disclaims any obligation, to update or alter the foregoing or any projections or forward - looking statements, whether as a result of new information, future events or otherwise. P r i va t e & Co n f id en t i al 3 Disclaimer

Industry and Market Data In this Presentation, the Company relies on and refers to certain information and statistics obtained from third - party sources which it believes to be reliable. Neither the Company nor PTIC has independently verified the accuracy or completeness of any such third - party information. Trademarks and Trade Names The Company and PTIC own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with the Company or PTIC, or an endorsement or sponsorship by or of the Company or PTIC. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, Œ or ℠ symbols, but such references are not intended to indicate, in any way, that the Company or PTIC will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. Additional Information About the Proposed Business Combination and Where to Find It In connection with the Business Combination, on July 14, 2022, PTIC has filed with the SEC a preliminary proxy statement (as amended from time to time, the “preliminary proxy statement”) relating to the Business Combination. When available, PTIC will mail a definitive proxy statement and other relevant documents to its stockholders as of a record date to be established for voting on the Business Combination. This Presentation does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of transactions contemplated by the business combination agreement. The only representations and warranties that will be made with respect to the information concerning the Company or PTIC will be those explicitly set forth in definitive documents. The Company’s investors and PTIC’s stockholders and other interested persons are advised to read the preliminary proxy statement and, when available, the amendments thereto and the definitive proxy statement and other documents filed in connection with the Business Combination, as these materials will contain important information about the Company, PTIC, and the Business Combination. The Company’s investors and PTIC stockholders are able to obtain copies of the preliminary proxy statement, and will also be able to obtain copies of subsequent amendments to the preliminary proxy statement, to the definitive proxy statement, and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: PropTech Investment Corporation II, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014. Before making any voting or investment decision, investors and security holders of PTIC are urged to carefully read the entire preliminary proxy statement and, when available, the amendments thereto and the definitive proxy statement and other documents filed in connection with the Business Combination with the SEC, because they will contain important information about the proposed transaction. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. P r i va t e & Co n f id en t i al 4 Disclaimer

Participants in the Solicitation PTIC and its directors and executive officers may be deemed participants in the solicitation of proxies from PTIC’s stockholders with respect to the stockholder proposals. A list of the names of those directors and executive officers and a description of their interests in PTIC is contained in the preliminary proxy statement and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to PropTech Investment Corporation II, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of PTIC in connection with the stockholder proposals. A list of the names of such directors and executive officers and information regarding their interests in the stockholder proposals is included in the preliminary proxy statement and is available free of charge as noted above. No Offer or Solicitation This Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the stockholder proposals. This Presentation shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. P r i va t e & Co n f id en t i al 5 Disclaimer

EXECUTIVE SUMMARY

Today's Presenters

Appreciate

PROPTECH INVESTMENT



Chris Laurence

CEO

- Senior executive with track record of growing and scaling businesses
- Former CEO, ThreeSixty Group Ltd.
- Former COO, Cydcor

ThreeSixty Group Cydcor



Kevin Ortner

President

- SFR industry leader
- Author, *Rent Estate Revolution*
- Member, Zillow SFR Advisory Board



Zillow



Tom Hennessy

Chairman and Co-CEO

- Investor with proven SPAC track record (PTAC + PRCH)
- Managing Partner, Hennessy Capital Group
- Former Director, Porch Group

HENNESSY CAPITAL Porch



Joe Beck

Co-CEO and CFO

- Investor with proven SPAC track record (PTAC + PRCH)
- Former Senior Investment Manager, Abu Dhabi Investment Authority

ADIA جهاز أبوظبي للاستثمار Abu Dhabi Investment Authority

Goldman Sachs

Private & Confidential 6

3 0 0 5 0 0 7 0 0 100 1 9 11.7 12.0 12.8 13.0 13.3 13.9 14.3 15.0 15.8 15.8 16.0 16.3 16.2 16.4 16.9 17M 13M 9M 5M $0.9 $2 .8 $2 1. 5 $53.3 $50 $40 $ 30 $20 $10 $0 D ec - 21 2% 9 8% $4T 7 PTIC’s Single - Family Rental (“SFR”) Investment Thesis P r i va t e & Co n f id en t i al Owning a Home is Becoming Less Affordable (1) Demand for SFR Properties is Increasing (2) Institutional Capital to SFR is Accelerating (3) Institutional SFR Investment Opportunity is Large (4) Jun - 20 Dec - 20 Jun - 21 (1) National Bureau of Economic Research and US Census Bureau (2) Invitation Homes May 2021 Investor Presentation (3) Company websites, Press Search, Core Logic. Includes capital commitments & announcements (4) Bureau of Labor Statistics, US Census Bureau, AHS, Press Search Cumulative Investor Commitments to SFR $ i n B i llio n s $8 0 B Institutionally - Owned U.S. SFR Today Non - In s tit u ti o nally Owned U.S. SFR Market Today 1 0 % Gr o wth C AGR Through 2025 EXECUTIVE SUMMARY Median Sales Price Median Income Total U.S. SFR Housing Stock in Millions House Sales Price and Household Median Income Index

EXECUTIVE SUMMARY

Investment Highlights

Appreciate

Appreciate is an end-to-end marketplace and property management services platform that seamlessly facilitates investment in the large and highly fragmented SFR market

- Substantial and fragmented total addressable market ("TAM") of $145B[(1)] with powerful demographic and secular tailwinds
- End-to-end SFR marketplace and management services platform that attracts both institutional and retail investors
- Highly scalable, front-loaded recurring revenue model with a LTV/CAC of 13.6x[(2)]
- Proven financial results with attractive margins and profitable unit economics
- Demonstrable organic and inorganic growth opportunities across all business segments
- Experienced management team with deep SFR industry expertise

(1) The Iceberg Report, Freddie Mac, John Burns Real Estate Consulting, Company Estimates
(2) Based on fiscal year 2021 for retail property management customers. LTV based on 2021A gross margin of $8,246 per customer, assuming average fees, property value and customer life, and one Marketplace transaction during tenure of property; CAC based on 2021A average cost to acquire customers of $608 per customer

Private & Confidential 8

▪ The Business Combination implies a pro forma combined enterprise value of approximately $416 million (1) ▪ Existing Appreciate shareholders would roll over 100% of their equity as part of the Business Combination (2) (3) ▪ PropTech Investment Corporation II intends to complete a business combination (the “Business Combination”) with Appreciate , a leading end - to - end SFR marketplace and management services platform ▪ The Business Combination is targeted to close in Q4 2022, subject to the satisfaction of customary closing conditions 9 Business Combination Summary Business Combination Structure Valuation Capital Structure ▪ The Business Combination would be funded by a combination of PTIC cash held in a trust account and common stock to be received by Appreciate shareholders ▪ The Business Combination is expected to result in zero debt and approximately $159 million net cash on the balance sheet to fuel growth (1) ▪ Appreciate will be supported by a $100 million committed equity facility secured from an affiliate of Cantor Fitzgerald (4) (1) See slide 41 (2) See slide 41 for key assumptions and additional details. Assumes no redemptions by PTIC’s existing public shareholders. (3) Existing Appreciate shareholders will have the option to receive three tranches of secondary consideration once three separate net cash hurdles are achieved (in respect to all hurdles, after fees & expenses): (i) first, up to $12.0M of secondary consideration from excess net cash proceeds above approximately $61.6M; (ii) second, up to $11.3M of secondary consideration from excess net cash proceeds above approximately $73.6M; and (iii) third, up to $1.6M of secondary consideration from excess net cash proceeds above $193.4M. These tranches will be fully available only in the event of no redemptions by PTIC’s existing public shareholders. (4) PropTech Investment Corporation II has secured the $100 million committed equity facility from an affiliate of Cantor Fitzgerald. EXECUTIVE SUMMARY P r i va t e & Co n f id en t i al

Company Overview

COMPANY OVERVIEW

The SFR Opportunity

SFR housing has experienced tremendous growth over the past decade, but **the industry still lacks a technology-first platform to support efficient investment and management**

Fragmented Stock of 15M+ SFR Properties[1]

Lack of standardized home data and analytics

Difficult to acquire homes at institutional scale

Complicated and Costly Transaction Process

Local nature of homeownership

309K U.S. brokerages, slow transaction timelines, analog documentation, and high friction costs[2]

Inefficient Services and Technology

300K+ property management companies[3]

80% of rent still paid via check, cash, or money orders[4]

(1) Bureau of Labor Statistics, US Census Bureau, AHS, Press Search, Real Property Management website, Federal Reserve Bank of Boston
(2) IBISWorld
(3) Figure represents residential property management companies
(4) Federal Reserve Bank of Boston

Private & Confidential 11

TAM in 2021 12 C OM P AN Y OVERVIEW Vast $145 Billion Total Addressable Market P r i va t e & Co n f id en t i al No Marketplace or Manager has >1% market share (5) $37B Total Serviceable SFR Market in 2021 M a r k etpl a c e ~$95B Management ~$50B TAM in 2021 $17B SFR Property Mana g e m e n t Fees (4) $20B SFR Brokerage Fees (3) (1) (1) The Iceberg Report, Freddie Mac, John Burns Real Estate Consulting, Company Estimates (2) IBISWorld (3) National Association of Realtors, CoreLogic (4) IBISWorld, U.S. Census Bureau, John Burns Real Estate Consulting (5) The Iceberg Report, Freddie Mac, John Burns Real Estate Consulting, Company Estimates (2)

C OM P AN Y OVERVIEW Appreciate Is The End - To - End SFR Platform Buy Sell Man a ge Lease Marketplace Management Proprietary online marketplace and full - service brokerage teams in 41 markets Data - driven platform allows interested buyers and sellers to market, view listings, and transact efficiently Renovation management services optimize the value of the asset and best - in - class resident placement accelerates cash flow Full - service property management platform addressing the needs of retail and institutional investors P r i va t e & Co n f id en t i al 13

Company History C OM P AN Y OVERVIEW 2007 Company founded in Minnesota First franchise sold 2011 2015 27 th and last franchise sold N or t he r n Pa c i f ic G ro up i n vest m e n t 2015 2016 R e pur chas e of 13 franchises iHea rt Me dia investment 2016 2016 First institutional client O wnAme r i c a a c quis i tion (Marketplace) 2019 2021 Programmatic Acquisitions launched Rebranding of Renters Warehouse to Appreciate 2022 P r i va t e & Co n f id en t i al 14

COMPANY OVERVIEW

The Team



- COO, Cydcor
- CEO, ThreeSixty Group Ltd.
- CFO, 99 Cents Stores

Chris Laurence
CEO



- Author, *Rent Estate Revolution*
- Member, Zillow Single-Family Rental Advisory Board

Kevin Ortner
President



- Treasurer, Silver Bay Realty Corp.
- Leading Planning & Reporting Analyst, Orbital ATK (NYSE:OA)

Nolan Jacobson
CFO



- CTO, FirstKey Homes, LLC
- CTO, Silver Bay Realty Corp.

Todd Jable
CTO



- Senior Director of HR, FirstService Residential Minnesota
- VP of HR, Milwaukee Brewers

Sally Beran
VP, Human Resources



- Legal & Compliance Manager, Silver Bay Realty Corp.
- Senior Paralegal & Risk Manager, Sherman Associates

Jessica Kopischke
VP, Compliance

Private & Confidential 15

COMPANY OVERVIEW

By The Numbers

About Us	Customers	Key Financial Metrics[1]	
2007 Founded	**~60** Average Net Promoter Score[2]	**$31M** 2022E Revenue	**$15M** 2022E Gross Profit
250 Team Members[3]	**~15,000** Properties Under Management[4]	**$89M** 2023E Revenue	**$49M** 2023E Gross Profit
Minneapolis Headquarters	**~12,000** Investors Served	**$4B+** GMV[5]	**13.6x** 2021 LTV/CAC[6]
40+ Geographic Markets	**~95%** Institutional Buyers Converted to Management[7]	**137%** '21A-'23E Marketplace Revenue CAGR	**>50%** Front Loaded Revenue[8]
#2 SFR Marketplace[9]	**11%** Revenue from Largest Customer		

(1) Refer to slide 43: Financial Model Assumptions
(2) As of 6/30/22 based on data per Birdeye
(3) Includes local market real estate agents 100% dedicated to Appreciate
(4) As of April 2022, including franchise markets
(5) Represents estimated aggregate value of properties under management; Company Information
(6) Based on fiscal year 2021 for retail property management customers. LTV based on 2021A gross margin of $8,246 per customer, assuming average fees, property value and customer life, and one Marketplace transaction during tenure of property; CAC based on 2021A average cost to acquire customers of $608 per customer
(7) Represents 2021A percentage of Institutional buy-side transactions that led to a new managed property
(8) "Front-loaded" revenue represents Marketplace and Placement revenue
(9) #2 of two SFR Marketplaces. Based on estimated annual property transaction value, per PR Newswire and industry sources

Private & Confidential 16

COMPANY OVERVIEW

Compelling Revenue Model

Marketplace	Management
~40% 2023E Revenue (1)	*~60% 2023E Revenue* (1)


Transaction Fees
Buy
Month 1
Renovate
Month 2
Re-occurring Placement Fees
Lease
Month 3
Appreciate
Transaction Fees
Sell
Recurring Management Fees
Manage
Month 4 +

(1) Refer to slide 43: Financial Model Assumptions and slide 44: Summary P&L for more information

Private & Confidential 17

COMPANY OVERVIEW

Diversified Institutional and Retail Customer Base

Appreciate

Select **Institutional** Customers

Evergreen Residential | Man | FINTOR

PACIFIC OAK | PAGAYA

Illustrative **Retail** Customer Profiles



Nyla's Goals

- ✓ Achieve highest long-value out of her home
- ✓ Monetize an inherited home
- ✓ Monetize a house she can no longer afford
- ✓ Get the first rental property under her belt so she can save money and buy more

Nyla the "New Entrant"

Typically owns 1 Property



Meghan's Goals

- ✓ Free up more time to work on the business
- ✓ Streamline & simplify her property management function
- ✓ Receive better service and better value
- ✓ Grow her SFR portfolio

Meghan the "Experienced Entrepreneur"

Typically owns 10-25 Properties

Private & Confidential 18

COMPANY OVERVIEW

Appreciate Delivers Value To Investors

Marketplace	Management
+17% Higher Year One Rent Using Resident-in-Place Transactions(1)	**60** Average Net Promoter Score Indicating Excellent Customer Satisfaction(4)
103% Overachievement vs. Underwritten Rent Leveraging Proprietary Rent Data(2)	**>65,000** Scheduled Showings in 2021 Using Proprietary Listing Syndication
>100 In-Market Brokers Applying Local Market Expertise	**18 month** Long Average Initial Lease Term Reduces Resident Turnover
95% Institutional Marketplace Conversion From End-to-End Platform Accountability(3)	**$145M** of e-Payments Processed in 2021 with Simplified Portal and App-Based Payments

(1) Based on average two month listing to move-in date interval
(2) Company Information
(3) Represents 2021A percentage of Institutional buy-side transactions that led to a new managed property
(4) As of 6/30;22 based on data per Birdeye

Private & Confidential 19

Technology Overview

TECHNOLOGY OVERVIEW

End-to-End Technology For All Stakeholders


Marketplace
Management
Asset Sourcing & Selection
Diligence & Transaction Management
Property Insights
Investors
Approval & Payment Workflows
Customizable Reporting
Document Management
Showing & Applications
Repair & Maintenance Visibility
Residents
Rent Payments
Job Assignment
Vendors
Real-time Communications & Approvals
Invoicing and Payment

Private & Confidential 21

TECHNOLOGY OVERVIEW

Purpose-Built Technology For Investors

Appreciate


RentersWarehouse
Value Market Analysis
MacBook Air


SFR by Appreciate
Pipeline


SFR by Appreciate
Comp Regression

Appreciate's Owner Portal and Mobile Apps provide 24/7 access to actionable information

Off-Market Listings — Proprietary Targeting — Professional Underwriting — Marketplace/ Management Integration — Approval Workflows — Customizable Reporting

Our Investor Platform seeks to accelerate transactions and simplify ownership

Private & Confidential 22

TECHNOLOGY OVERVIEW

Purpose-Built Technology For Residents


Maintenance Requests
Submit a Maintenance Request
My Maintenance Requests


Payments & Charges
Recent Payments & Charges
Make Payment


Make a Payment
CREDIT CARD
BANK ACCOUNT
Pay Now
Cancel

Appreciate's Resident Portal and Mobile Apps give self-service access to all aspects of the resident experience

- Applications & Showings
- Repair & Maintenance Requests
- Appointment Tracking
- Live Chat Functionality
- Monthly Statements
- Rent Payments

Our Resident Platform provides easy access to services while facilitating automation

Private & Confidential 23

TECHNOLOGY OVERVIEW

Purpose-Built Technology For Vendors

Appreciate



Appreciate's new Vendor Portal facilitates assignment, execution and tracking of Repair and Maintenance efforts



Job Assignment — Real-time Communications & Approvals — Appointment Tracking — Maintenance Request Management — Vendor File Capture — Invoicing and Payments

Our Vendor Platform drives accountability and efficiency in Repair and Maintenance operations

Private & Confidential 24

Growth Strategy

GROWTH STRATEGY

Multiple Levers to Drive Growth


($ in Millions)
$31
~$175
~$200
~$100
~$50
~$350
1
2
3
2022E Revenue
Core Growth
Mid-Term Revenue Potential
M&A
New Products & Services
Longer-Term Upside Potential

1 **Core Growth**
- Marketing-driven Retail expansion
- Organic Institutional expansion
- Greenfield expansion in 40+ markets

2 **M&A**
- Roll-up of franchises
- Acquisition of smaller local property managers

3 **New Products & Services**
- Payments
- Insurance and mortgage referrals
- Landlord and resident services

Source: Company Information and slide 43: Financial Model Assumptions

Private & Confidential 26

27 G R OWT H S T R ATE G Y Core Growth – Marketing Investment (1) Based on 2023 forecasted figures provided by Appreciate management. Does not include Marketplace - to - Management referrals. P r i va t e & Co n f id en t i al 1 95 Management Additional Recurring Revenue Underpinned by Company Historical Precedent Generates 95 Marketplace Transactions (1) 468 New Properties Managed (1) 468 Every $1.0M of marketing investment Marketplace Equating To $3.0M Annual Revenue (1) - 1 , 0 0 0 2 , 0 0 0 3 , 0 0 0 $0 $ 2 ,0 0 0 $ 4 ,0 0 0 $ 6 ,0 0 0 95% R 2 for Marketing Investment to Properties Added (’16 to ’21) ( N o . o f P r o p e r ti e s A d d ed ) 4,000 ( $ M a r ke t i n g Investment in ‘000)

28 Core Growth – Geographic Expansion G R OWT H S T R ATE G Y P r i va t e & Co n f id en t i al Current Markets Target Markets 1 Leverage: Marketplace and Management Flywheel to Accelerate Growth Market Expansion Strategy Partner: With an Anchor Investor in New Geographic Market 12+ Targeted Metros Scale: Shorten Time to Breakeven and Accelerate Timeline to Deployment in New Markets Expand: Portfolio Across Metro Area

GROWTH STRATEGY

2 M&A – Straightforward Strategy with Built-In Upside

Acquiring franchise or small, local operators who can only provide retail property management services **gives Appreciate built-in revenue upside**

Illustrative Acquisition Upside

+60% Revenue Uplift

From Acquired Property Managers by adding Institutional and Marketplace Services ("Full-Service Revenue")


~$4.4M
+ ~$2.7M
(+60%)
~$7.1M
~$2.7M
~$4.4M
Retail Management-only Revenue
Full-Service Revenue
Acquired Property Manager Revenue(1)
Appreciate's End-to-End Platform Revenue(2)

(1) Represents 2023E Company retail management revenue per property of ~$4,400, assuming 1,000 properties under management
(2) Represents 2023E total revenue (excluding franchise) per average Company-managed property

Private & Confidential 29

GROWTH STRATEGY

3 New Products and Services

Appreciate

	DIY Offering	Asset Management	Referral & Data Monetization
Opportunity	70% of total current SFR market managed by DIY investors[1]	SFR entrants lack asset management capabilities[2]	Leverage data and demand from Appreciate platform into new ancillary verticals
Appreciate Value Proposition	Less cost & higher automation than standard package	For a market fee (~1% of SFR portfolio value), provide full-service asset management	Services for investors (mortgage referrals, home warranties, insurance) and residents (deposit alternatives, TV/cable, maintenance)
Benefit to Appreciate	Drives more efficient customer acquisition with potential to up-sell DIY customers to full-service package	Increases retention of existing customers and provides additional monetization opportunity with no incremental marketing	Provides additional monetization opportunity with no incremental marketing

(1) The Iceberg Report
(2) Asset management refers to portfolio-level decision-making and activities above the individual property level, including rebalancing, strategic capital expenditures, budgeting, and lender reporting

Private & Confidential 30

Financial Overview

FINANCIAL OVERVIEW

Multiple Revenue Streams Expand Revenue per Customer

Appreciate

Illustrative Revenue per Customer Timeline

Revenue potential exceeds $18,000 over expected life of customer (1)


Marketplace
Management
Acquire
Renovate
Lease
Manage
~$7,800
$1,400
$2,200
$5,900
~$18,000
Month 1
Month 2
Month 3
Month 4 & Onwards
Potential Revenue

(1) Includes marketplace revenue shown above, monthly management fees and 1.6 resident placements during duration of customer relationship. Figure would be higher with Marketplace sale at exit. Expected life of retail customer is 40 months.

Private & Confidential 32

FINANCIAL OVERVIEW

Attractive Unit Economics Support Investing in Growth

Appreciate


$8,246
13.6x(1)
$608
Customer Acquisition Cost (CAC)
Lifetime Value (LTV)

40 Months

Average Retail Customer Life

>50% Front-Loaded[2]

Revenue Typically Realized in First 3 Months

~20% of 2023 New Properties

from Cross-Selling with no additional marketing

(1) Based on fiscal year 2021 for retail property management customers. LTV based on 2021A gross margin of $8,246 per customer, assuming average fees, property value and customer life, and one Marketplace transaction during tenure of property; CAC based on 2021A average cost to acquire customers of $608 per customer

(2) For 2022E period

Private & Confidential 33

568 813 1 , 0 28 4 , 0 30 2 0 20A 2 0 21A 2 0 2 2 E 2 0 2 3 E 35 25 23 54 $28 $28 22 $31 $89 2 0 20A 2 0 21A 2 0 2 2 E 2 0 2 3 E 34 Financial Results and Projections Revenue Marketplace Transactions Gross Profit EBITDA (1) EBITDA EB ITD A Ma r gin Gross Profit Gross Margin Marketplace Manag e m e nt FINANC I A L OVERVIEW P r i va t e & Co n f id en t i al ( $ i n M i ll i o n s) ( $ i n M i ll i o n s) ( $ i n M i ll i o n s) Note: See slide 43: Financial Model Assumptions (1) 2020A and 2021A represent Adjusted EBITDA figures; see slide 46: EBITDA Reconciliation $49 50% $14 4 6% $13 49% $15 56% 2 0 20A 2 0 21A 2 0 2 2 E 2 0 2 3 E ($1) $11 0% $0 ( 3%) 2% $0 12% 2 0 20A 2 0 21A 2 0 2 2 E 2 0 2 3 E

35 2022E – 2023E Revenue Bridge P r i va t e & Co n f id en t i al Source: Management Projections (1) Due to additional investment in marketing +1,500 Transactions Fees Revenue +2,200 Properties ( $ i n Mi l l i on s ) $31 $12 $17 $8 $89 FINANC I A L OVERVIEW $14 $ 6 Fees 1 +7,400 Placements 2022E Retail Retail Other Retail Institutional Institutional 2023E Revenue Marketplace 1 Placement Management Management Marketplace Revenue +1,500 Transactions

36 Robust Marketplace and Management Momentum P r i va t e & Co n f id en t i al Marketplace: Gross Transaction Value ( $ i n M i ll i o n s ) FINANC I A L OVERVIEW Management: Properties Under Management ( $ i n M i ll i o n s ; P r o p e r ti e s i n T h o u s a n d s ) Note: Company Information; see slide 43: Financial Model Assumptions 6 5 11 1 3 5 $22 $23 $54 2 0 2 1 A 2 0 2 3 E R e t a i l 2022E Institutional Revenue

Business Combination Overview

BUSINESS COMBINATION OVERVIEW

Positioning

Appreciate

Real Estate Rental Marketplaces

- Residential rental platforms
- Network effects / flywheel scaling
- Fee-based transaction revenue models


CoStar Group
airbnb
Zillow
Hemnet
REA Group
rightmove
SCOUT 24
coinbase
eToro
InteractiveBrokers
Robinhood
Appreciate
Selina
Sonder
vacasa

Online Investment Marketplaces

- Marketplace software platforms
- Exposure to institutional and retail investors
- Fee-based transaction revenue models

Tech-Enabled Property Management

- Recurring / re-occurring management revenue
- Future of property management
- No asset ownership

Private & Confidential 38

2% 1 2% 7 5% 5 7% 5 4% 5 0% 33% 3 2% 2 9% 6 3% ( 1 3% ) ( 1 8% ) ( 0% ) ( 1 6% ) ( 4 3% ) 1 2% 3 8% 1 2% 5% 39 Operational Benchmarking 2022E R e ve n ue Growth 2022E Gross Margin Real Estate Rental Marketplaces Online Investment Marketplaces Tech - Enabled Property Management Median: (5%) Median: (3%) Median: 102% 2022E EB IT D A Margin P r i va t e & Co n f id en t i al Source: Capital IQ and FactSet Market Data, Benchmark Company Filings and Presentations, Appreciate Financial Model. Market data as of 9/13/2022. Note: Interactive Brokers – No 2022E gross margin projections, figures represent 2021A gross margins Note: Zillow revenue, gross margin and EBITDA include the IMT segment only Note: See slide 43: Financial Model Assumptions Overall Med i a n: 5% Median: 83% Median: 90% Median: 31% Median: 50% Median: (13%) Median: (16)% Overall Med i a n: 81% Overall Med i a n: 32% 2022E 2023E 183% B USINES S C OMBINAT ION OVERVIEW 4 9% 5 6% 99% 9 1% 9 1% 8 3% 8 1% 8 1% 7 9% 9 0% 9 0% 8 0% 5 3% 3 1% 2%

40 Valuation Benchmarking P r i va t e & Co n f id en t i al EV / 2023E Gross Profit EV / 2023E Revenue Source: Capital IQ and FactSet Market Data, Benchmark Company Filings and Presentations. Market data as of 09/13/2022 Note: Pulling implied market capitalization for Interactive Brokers, Coinbase and Robinhood; valuations based on market cap Note: No 2023E gross profit projections for Rightmove, Interactive Brokers. Multiples based on historical gross margin % applied to 2023E revenue projections; see slide 43: Financial Model Assumptions Overall Med i a n: 10.4x Overall M e d i a n : 7.9x B USINES S C OMBINAT ION OVERVIEW Real Estate Rental Marketplaces Online Investment Marketplaces Tech - Enabled Property Management Median: 10.9x Median: 5.7x Median: 1.3x Median: 13.4x Median: 6.2x Median: 2.5x 8 . 4 x 1 7 . 7 x 1 4 . 5 x 1 3 . 5 x 1 3 . 4 x 11. 4 x 1 0 . 4 x 4 . 8 x 8 . 8 x 6 . 2 x 5 . 6 x 1 3 .1 x 2 . 5 x 0 . 8 x 4 . 7 x 1 4 . 4 x 1 4 . 3 x 12.6x 1 0 . 9 x 9 . 3 x 9 . 3 x

BUSINESS COMBINATION OVERVIEW

Business Combination Summary

($ in Millions) **Sources**		
Appreciate Shares (Rollover Equity) (1)	$287.1	*56%*
Estimated PTIC Cash in Trust (2)	230.0	*44%*
Total Sources	**$517.1**	***100%***

Uses (2)		
Equity Consideration to Appreciate	$287.1	*56%*
Cash to Balance Sheet (Primary Growth Capital)	158.5	*31%*
Estimated Business Combination Fees & Expenses (4)	35.0	*7%*
Repayment of Existing Balance Sheet Net Debt (3) (10)	11.6	*2%*
Repayment of Appreciate Lender-held Common Stock (12)	12.0	*2%*
Repayment of Appreciate Preferred Stock A & A-1 (12)	12.9	*2%*
Total Uses	**$517.1**	***100%***

Post-closing, Appreciate will be supported by a **$100 million committed equity facility** secured from an affiliate of Cantor Fitzgerald (11)

Pro Forma Valuation (2)	
Share Price ($ per share)	$10.00
Shares Outstanding (million) (5)	57.46
Equity Value	**$574.6**
Less: Business Combination Cash to Balance Sheet	(158.5)
Plus: Rollover of Existing Net Debt (3)	0
Pro Forma Enterprise Value	**$416.1**

Pro Forma Ownership Structure (1,2,6-9)



10.0%
50.0%
40.0%
Appreciate Shareholders
PTIC Public Shareholders
PTIC Sponsor

(1) Does not include the value of 6.0 million restricted earnout shares potentially issued to Appreciate at close of Business Combination
(2) Assumes no redemption by PTIC's existing public shareholders
(3) PTIC assumes ~$0 million of corporate debt and ~$0 million unrestricted cash on balance sheet at close
(4) Includes banker and NPG fees, PTIC expenses and Appreciate expenses
(5) Ownership and share count excludes 7.67 million of outstanding PTIC warrants (strike price of $11.50 or ~15% out-of-the-money)
(6) Pro Forma Existing Shareholders share count calculated based on rollover equity of $312 million (minus repayment of existing lender shares of $12.0 million and preferred stock of $12.9 million) and a price per share of $10.00
(7) PTIC Investors and Sponsor share count is fixed based on the existing share count of PTIC and Sponsor
(8) Excludes CEF Facility and CEF Facility equity fee
(9) Excludes new management equity plan
(10) Net debt represents total debt less cash and cash equivalents
(11) PropTech Investment Corporation II has secured the $100 million committed equity facility from an affiliate of Cantor Fitzgerald
(12) Per footnote 3 on slide 10, in respect of the three tranches of secondary consideration payable once three separate net cash hurdles are achieved.

Private & Confidential 41

Appendix

Financial Model Assumptions A P P ENDIX Financial Projections • Included in this Presentation are the Company’s estimates of its financial performance for fiscal years 2022 through 2023 (the “Financial Projections”), based on information known as of the date of this Presentation. The Financial Projections were prepared by the Company’s management as a part of its long - term planning process. These projections reflect the Company’s operating and financial results through June 30, 2022, the anticipated timing of the closing of the Business Combination and developing trends. • The underlying assumptions on which the Financial Projections are based require significant judgment. As a result, there can be no assurance that the Financial Projections will be an accurate prediction of future results. In making a decision regarding the Business Combination and related transactions, you are cautioned that the forecasts may be materially different from actual results. Key estimates and assumptions underlying the Financial Projections include: • Revenue growth – A number of factors influence the Company’s revenue projections, including, but not limited to, transactions and transaction value (for the Company’s Marketplace business) and properties under management (for the Company’s Management business). For Retail customers, the amount and effectiveness of the Company’s marketing spend also exerts a significant influence on the amount of projected revenue. The Company’s estimates are based on historical metrics, adjusted for variables including (i) real estate market conditions, (ii) business momentum, and (iii) marketing spend. The Company's 2022 and 2023 forecasts reflect the Company’s expectations about (i) organic sales growth, (ii) new customer wins, (iii) improvements in customer retention, and (iv) the volume and value of properties transacted. • Margin improvement – The composition of the Company’s revenue impacts its gross margins. The Company expects its gross margins to improve in part due to higher growth rates in its Marketplace business. The impact of sales commission adjustments made in the Marketplace business in the first half of 2022 are also expected to result in higher gross margins in 2022 and 2023. The Company expects operating efficiencies to result in lower operating expenses as a percentage of revenue, and projects that its EBITDA margins will increase as a result of this improvement. • Impact of New Capital – The Company’s projections assume the availability of additional capital for investment in customer acquisition by the first quarter of 2023. Any delay or unavailability of such capital would directly impact the Company’s ability to grow its business. • The Company believes that its operating history provides a reasonable basis for the estimates and assumptions underlying the Financial Projections. Changes in these estimates or assumptions, including assumptions regarding business development, marketing effectiveness, and operational efficiency could materially affect the Financial Projections. • As of the date of this Presentation, the Financial Projections contained herein continue to represent management’s expectations regarding the Company’s future financial performance. • The financial forecast assumes cash proceeds from the Business Combination. If such amounts are not available to the Company, the financial forecast set forth herein would be inaccurate. 43

APPENDIX

Summary P&L

$ in 000s	2020A	2021A	2022E	2023E
Revenue				
Marketplace				
Retail	$2,133	$3,438	$2,721	$14,619
Institutional	898	2,700	6,057	20,132
Total Marketplace	$3,031	$6,138	$8,778	$34,751
Management				
Management Fee Revenue - Retail	$8,661	$7,426	$6,375	$9,992
Placement Revenue - Retail	5,573	5,017	5,549	22,919
Other Revenue - Retail	3,960	3,702	3,284	7,744
Retail	$18,193	$16,145	$15,209	$40,655
Management Fee Revenue - Institutional	2,569	2,224	2,585	5,116
Placement Revenue - Institutional	1,653	1,296	2,386	3,881
Other Revenue - Institutional	1,175	793	1,178	3,069
Institutional	$5,396	$4,313	$6,149	$12,066
Franchise	1,433	1,306	1,248	1,363
Total Management	$25,023	$21,765	$22,606	$54,084
Total Revenue	**$28,054**	**$27,903**	**$31,384**	**$88,835**
Gross Profit & EBITDA				
Marketplace	$1,519	$3,197	$5,900	$22,546
GP %	*50.1%*	*52.1%*	*67.2%*	*64.9%*
Management	$12,041	$9,515	$9,599	$26,922
GP %	*48.1%*	*43.7%*	*42.5%*	*49.8%*
Total Gross Profit	**$13,560**	**$12,712**	**$15,499**	**$49,468**
GP %	*48.3%*	*45.6%*	*49.4%*	*55.7%*
Operating Expenses	$13,524	$13,656	$15,020	$38,698
% of Revenue	*48.2%*	*48.9%*	*47.9%*	*43.6%*
EBITDA (1)	**$35**	**($944)**	**$479**	**$10,770**
EBITDA %	*0.1%*	*(3.4%)*	*1.5%*	*12.1%*

Note: See slide 43: Financial Model Assumptions
(1) 2020A and 2021A represent Adjusted EBITDA figures; see slide 46: EBITDA Reconciliation

44

APPENDIX

2021A – 2022E Revenue Bridge

($ in Millions)


$28
$3
($1)
$1
$31
2021A Revenue
Marketplace (Institutional)
Marketplace (Retail)
Property Management
2022E Revenue

Source: Management Projections

Private & Confidential 45

46 EBITDA Reconciliation A P P ENDIX P r i va t e & Co n f id en t i al Source: Company Information (1) Other, expenses / income includes entries related to PPP forgiveness, employee retention credit and items unrelated to regular operations $ in 000s Year Ended D e cember 31, 2021 2020 Net loss $ ( 1 , 2 99) $ (4 , 9 0 7) Add back: Depreciation and Amortization 1,783 2,830 Interest Expense 2,077 1,962 Provision for Income Taxes - - Equity Based Compensation Expense 226 - Remeasurement of Derivative Liability (34) - O t he r Exp ense s / I n come (1) (3,697) 150 Adjusted EBITDA $ (944) $ 35

Summary of Risk Factors Our business is subject to a number of risks and uncertainties including those described at length below. These risks include, among others, the following, which we consider our most material risks: Risks Related to Our Business and Operations • We have incurred and recorded net losses and negative cash flows in the past. We may experience net losses and negative cash flows in the future and may not be able to achieve or sustain profitability. • We are employing a business model with a limited track record, which may make our business difficult to evaluate. • We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows. • We may not be able to effectively manage our growth, and any failure to do so may have a material adverse effect on our business and operating results. • If we fail to continuously innovate, improve and expand our brokerage and management platform to create value for our customers, our business, financial condition and results of operations could be negatively impacted. • Our efforts to expand our management, marketplace and adjacent services businesses and offer additional adjacent services may not be successful. • Our future business and financial success will depend on our ability to continue to anticipate the needs of owners of single - family residential real estate and to successfully develop and introduce new and upgraded services, including services that make our management and marketplaces useful for users. • We may be unable to increase awareness of our brands, including Renters Warehouse and Appreciate, which could adversely affect our business. • If internet search engines do not prominently feature our websites on the search engine results page, traffic to our websites could decrease and, if we are unable to maintain or increase traffic to our marketplaces, our business and operating results could be adversely affected. • We operate in highly competitive markets and we may be unable to compete successfully against our existing and future competitors. • Because a material portion of our business is concentrated in certain geographic areas, any adverse economic, real estate or business conditions in these geographic areas could have a material adverse effect on our operating results. • Our quarterly results and other operating metrics may fluctuate from quarter to quarter, which makes these metrics difficult to predict. • If we pursue acquisitions that are not successfully completed or integrated into our existing operations, our business, financial condition or results of operations may be adversely affected. • Our dependence upon third parties that support critical functions of our business, primarily Salesforce, and any disruption of or interference with our use of these third - party services, may have a material adverse effect on our operating results or reputation if the third parties fail to perform. • We rely on information supplied by prospective residents in managing our business. • We are still building our operational expertise and systems. If we are unable to complete that successfully, our ability to operate profitably could be adversely affected. • Substantial portions of our anticipated revenue growth and retention relies on attracting institutional buyers of single - family rental properties. The failure to attract these buyers, or the loss of or inactivity of existing institutional clients, particularly on our Marketplace platform could significantly impact our current and anticipated revenue. • Our business is currently dependent on two significant institutional customers. • We are dependent on a single asset class, which exposes us to downturns in the single - family residential real estate sector. • We rely heavily on the Salesforce platform to drive homeowner and tenant acquisition. Our continued ability to leverage our investments in our leasing and property management software, which are built on the Salesforce platform, requires the continued viability of, support for and improvements to that platform. P r i va t e & Co n f id en t i al 47 Risk Factors

Risks Related to Our Business and Operations (Cont’d) • Our management team will be required to evaluate the effectiveness of our internal control over financial reporting. If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports. • We identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner. • We rely on assumptions, estimates, and business data to calculate our key performance indicators and other business metrics, and real or perceived inaccuracies in these metrics may harm our reputation and negatively affect our business. • Our estimates of market opportunity may prove to be inaccurate. • Changes in accounting standards, subjective assumptions and estimates used by management related to complex accounting matters could have a material adverse effect on our business, financial condition and results of operations. • The failure to successfully implement and maintain accounting systems could materially adversely impact our business, results of operations, and financial condition. • Our platform is highly complex and our proprietary software may contain undetected errors. • Our management team has limited experience in operating a public company. • Our company culture has contributed to our success, and if we cannot maintain this culture as we grow, our business could be harmed. • Some of our potential losses may not be covered by insurance. We may not be able to obtain or maintain adequate insurance coverage. • Third parties with whom we do business may be unable to honor their obligations to us or their actions may put us at risk. • The extent of the future impact of the ongoing COVID - 19 pandemic on our business and financial results will depend largely on future developments, which are highly uncertain and difficult to predict. • Catastrophic events may disrupt our business. • We are subject to multiple risks related to the credit card and debit card payments we accept. • We are subject to payment - related fraud and an increase in or failure to deal effectively with fraud, fraudulent activities, fictitious transactions, or illegal transactions would materially and adversely affect our business, results of operations, and financial condition. • We are subject to payment network rules and any material modification of our payment card acceptance privileges could have a material adverse effect on our business, results of operations, and financial condition. Risks Related to the Industry We Serve • Our success depends on general economic conditions, the health of the U . S . real estate industry generally, and risks generally incident to the ownership and leasing of single - family residential real estate, and our business may be negatively impacted by economic and industry downturns, including seasonal and cyclical trends, and volatility in the single - family residential real estate lease market . • Our investments are and will continue to be concentrated in our existing and target markets and in the single - family rental sector of the real estate industry, which exposes us to seasonal fluctuations in rental demand and downturns in our markets or in the single - family properties sector . • Competition in identifying and acquiring customers and the right to lease single - family real estate portfolios could adversely affect our ability to implement our business and growth strategies, which could materially and adversely affect us. • A change in mortgage underwriting standards could reduce the ability of homebuyers to access the credit markets on reasonable terms, or at all, which could reduce utilization of our brokerage platform. P r i va t e & Co n f id en t i al 48 Risk Factors

Risks Related to the Industry We Serve (Cont’d) • Leasing fraud could adversely affect our business, financial condition, and results of operations. • Our customers depend on residents and their willingness to meet their lease obligations and renew their leases, which generates a substantial amount of our revenue. Poor tenant selection, defaults, and non - renewals by residents may adversely affect our reputation and financial performance. • Our ability to attract single - family residential residents requires significant marketing expense. Increased costs of online advertising or traditional broadcast avenues would significantly increase our costs of customer acquisition. • Our business may be significantly impacted by changing of interest rates and home prices. In particular, rising interest rates and falling home prices may reduce the number and size of real estate transactions (affecting our brokerage commissions) and declining interest rates and rising home prices may cause our customers to sell their properties. • Tenant and customer feedback in online sources (e.g., Yelp, Google, etc.) in this industry is often negative and, as we continue to grow our presence in the market, could adversely impact customer and tenant acquisition as well as our stock price. • Local news reporting involving landlord/tenant issues may impact our ability to grow and maintain customers and residents in certain markets as well as generate regulatory scrutiny. • Our marketplace faces significant competition with larger established players. • We could incur goodwill and intangible asset impairment charges, which could harm our profitability. • The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business. Risks Related to Regulatory Compliance and Legal Matters • Changes in tax laws, regulations or fiscal and tax policies or the manner of their interpretation or enforcement could adversely impact our financial performance. • Our legacy franchise business subjects us to additional state regulatory regimes and potential claims from our franchisees. • Our ability to introduce new products to our customer base may be impacted by state regulation of insurance and real estate brokers. • We process, store and use certain personal information, which subjects us to privacy laws and standards, governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with these privacy laws and standards, regulations, and obligations could subject us to fines, sanctions or litigation, and could potentially damage our brand and reputation and adversely affect our business, financial condition and results of operations. • Laws, regulations, and rules that affect the short - term rental and the long - term rental business may expose us to significant penalties, which could have a material adverse effect on our business, results of operations, and financial condition. • Compliance with governmental laws, regulations, and covenants that are applicable to our properties or that may be passed in the future, including affordability covenants, permit, license, and zoning requirements, may adversely affect our ability to manage customer properties and could adversely affect our growth strategy. • Tenant relief laws, including laws regulating evictions, rent control laws, and other regulations that limit our customer’s ability to increase rental rates may negatively impact our property management income and profitability. • We may become a target of legal demands, litigation (including class actions), and negative publicity by tenant and consumer rights organizations, which could directly limit and constrain our operations and may result in significant litigation expenses and reputational harm. • Changes in laws affecting retention and escrow of tenant deposits may adversely affect our business and increase our expenses. • We are periodically subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations. • We are subject to a variety of federal and state laws, many of which are unsettled and still developing, and certain of our businesses are highly regulated. Any failure to comply with such regulations or any changes in such regulations could adversely affect our business. 49 Risk Factors P r i va t e & Co n f id en t i al

Risks Related to Our Technology, Privacy and Intellectual Property • Technical problems or disruptions that affect either our customers’ ability to access our services, or the software, internal applications, databases, networks and systems underlying our services, could damage our reputation and lead to reduced demand for our services, information, analytics and online marketplace services, which would lower revenues and increase costs. • We are highly dependent on information systems, and systems failures could significantly disrupt our business, which may, in turn, negatively affect us and the value of our common stock. • Security breaches and other disruptions could compromise our information systems and expose us to liability, which would cause our business and reputation to suffer. • Cybersecurity incidents could disrupt business operations and result in the loss of critical and confidential information or litigation or claims arising from such incidents, any of which may adversely impact our reputation and business, financial condition and results of operations. • Our fraud detection processes and information security systems may not successfully detect all fraudulent activity by third parties aimed at our employees, customers or residents, which could adversely affect our reputation and business results. • Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand. • Our platform, its features and technology offerings may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from providing our products and services. • Some of our products and services contain open source software, which may pose particular risks to our proprietary software, products, and services in a manner that could have a negative effect on our business. • We rely on licenses to use the intellectual property rights of third parties, which are incorporated into our platform and its features and technology offerings. Failure to renew or expand existing licenses may require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations. Risks Related to Environmental, Social, and Governance Issues • Climate change, related legislative and regulatory responses to climate change, and the transition to a lower - carbon economy may adversely affect our business. • We are subject to risks from natural disasters such as earthquakes and severe weather (the frequency and severity of which may be impacted by climate change), which may include more frequent or severe storms, extreme temperatures and ambient temperature increases, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. • Environmentally hazardous conditions could potentially adversely affect us. • We are subject to increasing scrutiny from investors and others regarding our environmental, social, governance, or sustainability, responsibilities, which could result in additional costs or risks and adversely impact our reputation, associate retention, and ability to raise capital from such investors. P r i va t e & Co n f id en t i al 50 Risk Factors

Risks Related to Our Indebtedness • Substantially all of our indebtedness is in default and our indebtedness could materially and adversely affect our business, results of operations, and financial condition, and impair our ability to satisfy our obligations under our indebtedness. • In the event that cash available after the contemplated transaction is not sufficient to pay off all of our indebtedness, we may not have the funds necessary to pay off approximately $9.1 million in indebtedness and this may adversely affect our capital structure and our ability to raise additional capital, incur additional indebtedness or meet updated prospective financial information. Risks Related to Ownership of Appreciate Securities • The trading price of the shares of Appreciate Common Stock is likely to be volatile and the benefits of the Business Combination may not meet the expectations of investors, holders of PTIC II Class A Stockholders or financial analysts, which could cause holders of Appreciate Common Stock to incur substantial losses. • If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline. • We likely will need to raise additional capital to continue to grow our business and we may not be able to raise additional capital on terms acceptable to us, or at all. • The Committed Equity Facility is subject to the conditions and limitations set forth in the CEF Purchase Agreement, which may limit our ability to fund our business and satisfy our obligations following the completion of the Business Combination. • When the shares of Appreciate Class A Common Stock are issued pursuant to the CEF Purchase Agreement and the Appreciate Warrants are exercised for Appreciate Class A Common Stock, the number of shares eligible for future resale in the public market will increase and result in dilution to our stockholders. • Even if the Business Combination is consummated, the Appreciate Public Warrants may never be in the money, and they may expire worthless and the terms of the Appreciate Warrants may be amended in a manner adverse to a holder if holders of at least a majority of the then outstanding Appreciate Public Warrants approve of such amendment. • We may redeem your unexpired Appreciate Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Appreciate Warrants worthless. Risks Related to PTIC II and the Business Combination • We cannot assure you that the Nasdaq Listing Condition will be satisfied or that Appreciate will be able to comply with the continued listing standards of Nasdaq if it is listed. If the Nasdaq Listing Condition is not satisfied, we would be unable to consummate the Business Combination without a waiver of the Nasdaq Listing Condition. • If not listed on the Nasdaq or other national securities exchange, the shares of Appreciate Class A Common Stock may become subject to the “penny stock” rules, and it would become more difficult to trade Appreciate’s shares. • FINRA sales practice requirements may limit a stockholder’s ability to buy and sell the Appreciate Class A Common Stock. • An active trading market for Appreciate Class A Common Stock and Appreciate Public Warrants may not be available on a consistent basis to provide Appreciate securityholders with adequate liquidity. The stock price may be extremely volatile, and Appreciate securityholders could lose a significant part of their investment. • Because the Combined Company has no current plans to pay cash dividends for the foreseeable future, you may not receive any return on investment unless you sell your shares of PTIC II Common Stock for a price greater than that which you paid for them. • If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding the Combined Company’s securities adversely, the price and trading volume of the Combined Company’s securities could decline. • PTIC II is a blank check company that has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. P r i va t e & Co n f id en t i al 51 Risk Factors

Risks Related to PTIC II and the Business Combination (Cont’d) • We cannot assure you that the Nasdaq Listing Condition will be satisfied or that Appreciate will be able to comply with the continued listing standards of Nasdaq if it is listed. If the Nasdaq Listing Condition is not satisfied, we would be unable to consummate the Business Combination without a waiver of the Nasdaq Listing Condition. • If not listed on the Nasdaq or other national securities exchange, the shares of Appreciate Class A Common Stock may become subject to the “penny stock” rules, and it would become more difficult to trade Appreciate’s shares. • FINRA sales practice requirements may limit a stockholder’s ability to buy and sell the Appreciate Class A Common Stock. • An active trading market for Appreciate Class A Common Stock and Appreciate Public Warrants may not be available on a consistent basis to provide Appreciate securityholders with adequate liquidity. The stock price may be extremely volatile, and Appreciate securityholders could lose a significant part of their investment. • Because the Combined Company has no current plans to pay cash dividends for the foreseeable future, you may not receive any return on investment unless you sell your shares of PTIC II Common Stock for a price greater than that which you paid for them. • If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding the Combined Company’s securities adversely, the price and trading volume of the Combined Company’s securities could decline. • PTIC II is a blank check company that has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. • There is no guarantee that a PTIC II Class A Stockholder’s decision whether to redeem its PTIC II Class A Common Stock for a pro rata portion of the Trust Account will put the PTIC II Class A Stockholder in a better future economic position. • You must tender your PTIC II Class A Common Stock in order to validly seek redemption at the Special Meeting. • If PTIC II’s due diligence investigation of Renters Warehouse was inadequate, then stockholders of PTIC II following the Business Combination could lose some or all of their investment. • Northland’s financial analyses and fairness opinion are subject to assumptions and the business and financial judgment of Northland and actual values could be materially different from these estimates or assumptions and the actual value of Renters Warehouse may be below eighty percent (80%) of the balance of funds in the Trust Account. • Appreciate will incur significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on its business, financial condition and results of operations. • The Other PTIC II Class B Stockholders have agreed to vote in favor of the Business Combination, regardless of how PTIC II Class A Stockholders vote. • Since the Sponsor and PTIC II’s directors and executive officers have interests that are different, or in addition to (and which may conflict with) the interests of PTIC II Class A Stockholders, a conflict of interest may exist in determining whether the Business Combination with Renters Warehouse is appropriate as PTIC II’s initial business combination. Such interests include that the Sponsor and PTIC II’s directors and executive officers may lose their entire investment if a business combination is not completed, and that the Sponsor will benefit from the completion of a business combination and may be incentivized to complete the proposed Business Combination even if it is with a less favorable target company or on less favorable terms to PTIC II Class A Stockholders than the liquidation of PTIC II. • In addition to its role as financial advisor to PTIC II, in which capacity it provided the PTIC II Board with the fairness opinion, Northland acted as lead manager in the IPO, received an initial underwriting fee in cash from the IPO proceeds and will receive a deferred underwriting fee upon closing of the Business Combination which could result in actual or perceived conflicts of interest involving Northland. • CF Principal, which entered into the CEF Purchase Agreement with PTIC II, is an affiliate of Cantor, which acted as representative of the underwriters in PTIC II’s IPO, was engaged as financial advisor to PTIC II in connection with the Business Combination negotiations and will receive a deferred underwriting fee upon Closing of the Business Combination, which could result in actual or perceived conflicts of interest. P r i va t e & Co n f id en t i al 52 Risk Factors

Risks Related to PTIC II and the Business Combination (Cont’d) • PTIC II and Renters Warehouse expect to incur significant transaction costs in connection with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for corporate purposes by PTIC II if the Business Combination is not completed. • If third parties bring claims against PTIC II, the proceeds held in the Trust Account could be reduced and the per - share redemption amount received by PTIC II Class A Stockholders may be less than $10.00 per share of PTIC II Class A Common Stock. • PTIC II may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants. • To the extent permitted by applicable law, the Initial Stockholders, PTIC II’s advisors and/or their Affiliates may elect to purchase PTIC II Class A Common Stock or Public Warrants from PTIC II Class A Stockholders, which may influence the vote on the Business Combination and reduce the public “float” of PTIC II Class A Common Stock. • Even if PTIC II consummates the Business Combination, there can be no assurance that the Public Warrants or Appreciate Warrants, as applicable, will be in the money during their exercise period, and they may expire worthless. • The ability of PTIC II Class A Stockholders to exercise redemption rights with respect to a large number of outstanding PTIC II Class A Common Stock could increase the probability that the Business Combination would be unsuccessful. • There are material risks to unaffiliated investors presented by taking Renters Warehouse public through a business combination rather than through an underwritten offering. • There is uncertainty regarding the U.S. federal income tax consequences to PTIC II Class A Stockholders of the redemption of PTIC II Class A Common Stock. • Our (for purposes of this risk factor, “we,” “our,” “us” and other similar terms refer to Appreciate Holdings, Inc.) only principal asset following the Business Combination will be our interest in NewCo LLC, and accordingly we will depend on distributions from NewCo LLC to pay dividends, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement. • The Tax Receivable Agreement will require Appreciate to make cash payments to the TRA Parties in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) significantly exceed any actual tax benefits Appreciate (and any applicable subsidiaries thereof, if any) realizes in respect of the tax attributes subject to the Tax Receivable Agreement or (ii) be accelerated. • The Company’s operating and financial forecasts may not prove accurate. • The Business Combination is subject to conditions including certain conditions that may not be satisfied on a timely basis, if at all. • Past performance by PTIC II, including its management team and Affiliates, may not be indicative of future performance of an investment in PTIC II or the Combined Company. • The Proposed Governing Documents will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for substantially all disputes between Appreciate and its stockholders. • Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company. • The Warrants are accounted for as liabilities and the changes in value of the Warrants could have a material effect on our financial results. • If approximately 39.7% or more of the shares of PTIC II Class A Common Stock are redeemed prior to the Business Combination, Appreciate, following the Business Combination, will be a controlled company, and thus will not be subject to all of the corporate governance rules of Nasdaq. If Appreciate is a controlled company following the Business Combination, you will not have the same protections afforded to stockholders of companies that are subject to such requirements. P r i va t e & Co n f id en t i al 53 Risk Factors